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                                                                    Exhibit 99.3

                   [LETTERHEAD OF BT ALEX. BROWN INCORPORATED]




                                  May 28, 1999


The Board of Directors
C.D. Smith Healthcare, Inc.
3907 South 48th Terrace
St. Joseph, Missouri  64502

Members of the Board:

     We hereby consent to the inclusion of our opinion letter to the Board of Directors of C.D. Smith Healthcare, Inc. ("C.D. Smith") as Annex B to the Proxy Statement/Prospectus of C.D. Smith and AmeriSource Health Corporation ("AmeriSource") relating to the proposed merger transaction involving C.D. Smith and AmeriSource. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.



                                   By: /s/ BT Alex. Brown Incorporated
                                      ------------------------------------------
                                       BT ALEX. BROWN INCORPORATED